Exhibit 10.3

NON-STATUTORY STOCK OPTION

Granted by

Cellectar Biosciences, Inc.(the “Company”)

Under the 2015 Stock Incentive Plan

This Option is and shall be subject in every respect to the provisions of the Company’s 2015 Stock Incentive Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Name of Holder: James Caruso

2.	Date of Grant: June 15, 2015

3.	Maximum Number of Shares for which this Option is exercisable: 375,000

4.	Exercise (purchase) price per share: $2.64

5.	Payment method:

a personal, certified or bank check or postal money order payable to the order of the Company for an amount equal to the exercise price of the shares being purchased; or

with the consent of the Company, any of the other methods set forth in the Plan.

6.	Expiration Date of Option: June 15, 2025

7.	Vesting Schedule: This Option shall vest in four equal annual installments beginning on the first anniversary of the date of grant.

The unvested portion of the stock option is subject to acceleration and full vesting if the employment is terminated without “cause” or if he terminates his employment for “good reason,” in each case within 12 months following, or in connection with but prior to, a “change in control” of Cellectar.

As used herein, a “Termination Event” shall mean either of the following events, but only if such event occurs within one year of a “Change of Control” (as defined in the Plan):

(i) termination by the Company of the Holder’s employment or service relationship with the Company for any reason other than for “Cause,” as defined in the Plan; or

(ii) the Holder’s resignation as an employee of, or service provider to, the Company , other than for reasons of Disability (as defined in the Plan), following (x) a significant reduction in the nature or scope of the Holder’s duties, responsibilities, authority or powers, from the duties, responsibilities, authority or powers exercised by the Holder immediately prior to the Change of Control, or (y) a reduction in the Holder’s annual base salary (or base fees, as applicable) or benefits as in effect on the date of the Change of Control, except for across-the-board salary or benefits reductions affecting all similarly situated personnel of the Company, or (z) a transfer of the Holder from the office of the Company where he is based immediately before the Change of Control to an office more than twenty-five (25) miles away such office (unless the distance the Holder has to travel to work is actually shortened as a result of such transfer).

For purposes of this Section 7, “Company” shall include any surviving entity, in the case of a merger or acquisition in which the Company is not the surviving entity.

8.	Termination of Employment or Provision of Services. This Option shall terminate on the earliest to occur of:

(i)	the date of expiration thereof;

(ii)	immediately upon termination of the Holder’s employment with, or provision of services to, the Company by the Company for Cause (as defined in the Plan);

(iii)	thirty (30) days after the date of voluntary termination of employment or provision of services by the Holder (other than upon death, or for Disability or Normal Retirement, each as defined in the Plan);

(iv)	ninety (90) days after the date of involuntary termination of the Holder’s employment with, or provision of services to, the Company by the Company without Cause (as defined in the Plan), or termination of the Holder’s employment or provision of services by reason of Disability or Normal Retirement (each as defined in the Plan); or

(v)	180 days after the date of termination of the Holder’s employment with, or provision of services to, the Company by reason of death.

9.	Lock-Up Agreement. The Holder agrees for a period of up to 180 days from the effective date of any registration of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), upon request of the Company or underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters.

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10.	Tax Withholding. The Company’s obligation to deliver shares shall be subject to the Holder’s satisfaction of any federal, state and local income and employment tax withholding requirements.

11.	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, 3301 Agriculture Drive, Madison, WI 53716, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Date of Grant.

CELLECTAR BIOSCIENCES, INC.

By:	/s/ Chad Kolean
Chad Kolean, VP of Finance/CFO

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option, and agrees to the terms of this Option and the Plan.

/s/ James Caruso

Holder

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